Exhibit 32.1

ADDITIONAL CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended April 1, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bradley L. Mallory	Date: May 8, 2012
Bradley L. Mallory

President, Chief Executive Officer and Director

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Michael Baker Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the three months ended April 1, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Zugay	Date: May 8, 2012
Michael J. Zugay

Executive Vice President and Chief Financial Officer

These additional certifications are being furnished solely pursuant to 18 U.S.C. Section 1350, and are not being filed as part of the Report or as a separate disclosure document.